                                                                      Exhibit 21

GLOBALSTAR, L.P.

As of February 29, 2000, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:

GLOBALSTAR CAPITAL CORPORATION                                DELAWARE
GLOBALTRAK PTY                                                AUSTRALIA
GLOBALSTAR SERVICES COMPANY, INC.                             DELAWARE
GLOBALSTAR CORPORATION                                        DELAWARE
GLOBALSTAR OFFSHORE CO                                        MAURITIUS